UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 26, 2007
Commission File No. 001-13603
TE Products Pipeline Company, LLC
(Exact name of Registrant as specified in its charter)

Texas (State of Incorporation or Organization)	26-0431046 (I.R.S. Employer Identification Number)
1100 Louisiana Street, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(713) 381-3636
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On December 26, 2007, TE Products Pipeline Company, LLC (as successor to TE Products Pipeline Company, Limited Partnership, “TE Products”) delivered notice to The Bank of New York, as Trustee, that it will redeem all of its outstanding 7.51% Senior Notes due 2028 (the “Notes”) in accordance with the terms of the Indenture dated as of January 27, 1998, between TE Products and the Trustee. As of December 26, 2007, the outstanding aggregate principal amount of the Notes was $175 million.
The redemption date will be January 28, 2008, and the redemption price will be 103.755% of the principal amount plus accrued and unpaid interest to the date of redemption. On and after the redemption date, interest on the Notes will cease to accrue, and all rights of the holders of the Notes will cease, except for the right to receive the redemption price and accrued and unpaid interest to the date of redemption. The notice of redemption was provided to registered holders of the Notes on December 26, 2007.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE PRODUCTS PIPELINE COMPANY, LLC

By:	TEPPCO GP, Inc.
Its: sole Manager

By:	/s/ Patricia A. Totten Patricia A. Totten
Vice President and General Counsel
Dated: December 28, 2007